UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2014

YELP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35444	20-1854266
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

140 New Montgomery Street, 9th Floor
San Francisco, CA 94105
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (415) 908-3801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On May 21, 2014, the Compensation Committee of the Board of Directors (the “Board”) of Yelp Inc. (the “Company”) unanimously approved the terms of a letter agreement (the “Letter Agreement”) with Joseph Nachman, the Company’s Senior Vice President of Revenue, regarding the conclusion of his secondment to Yelp UK Ltd., his return to the United States and his continued employment with the Company upon his return. Pursuant to the Letter Agreement, Mr. Nachman’s secondment will terminate, and he will resume working directly for the Company in the United States, on June 16, 2014 (the “Return Date”).

     Upon Mr. Nachman’s return to the United States, the terms of his employment will revert to those set forth in the Amended and Restated Offer Letter, dated February 3, 2012, by and between Mr. Nachman and the Company, and the terms of the Secondment Agreement, dated April 25, 2012, by and between Mr. Nachman and the Company (the “Secondment Agreement”), will cease to apply. Accordingly, as of the Return Date, Mr. Nachman will no longer be entitled to the benefits provided for under the Secondment Agreement, including his cost of living adjustment, monthly stipend and travel benefits. He will instead be entitled to receive an annual base salary of $325,000 and the Company’s standard U.S. benefits package.

     Mr. Nachman will be entitled to certain relocation benefits under the Letter Agreement: (i) one consultation with a tax preparer prior to the Return date, paid for by the Company; (ii) certain moving expenses as set forth in the Letter Agreement; (iii) $2,000 for miscellaneous moving expenses; (iv) travel expenses for him and his family from London to the United States; and (v) 30 days of corporate housing upon his return. These relocation benefits replace the $9,000 one-time moving cost reimbursement provided for in the Secondment Agreement. In addition, the Company will continue to pay for the preparation of Mr. Nachman’s tax returns and tax equalization settlement calculations for tax years affected by his secondment in accordance with the Company’s tax equalization policy.

     The foregoing description is qualified in its entirety by reference to the Letter Agreement, a copy of which is attached hereto as Exhibit 99.1

Item 5.07. Submission of Matters to a Vote of Security Holders.

     On May 21, 2014, the Company held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”) at The St. Regis San Francisco located at 125 3rd Street, San Francisco, California 94103. At the Annual Meeting, the Company’s stockholders voted on three proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 11, 2014 (the “Proxy Statement”). The following is a brief description of each matter voted upon and the certified results, including the number of votes cast for and against each matter and, if applicable, the number of abstentions and broker non-votes with respect to each matter.

     Each of the three nominees for Class II director was elected to serve until the Company’s 2017 Annual Meeting of Stockholders or until his or her respective successor has been duly elected and qualified. The voting results were as follows:

				Percentage of Votes in
Director Name	Votes For	Votes Withheld	Broker Non-Votes	Favor
Diane Irvine	115,101,542	399,372	11,220,874	90.8%
Max Levchin	114,121,817	1,379,097	11,220,874	90.1%
Mariam Naficy	115,273,166	227,748	11,220,874	91.0%

     The Company’s stockholders ratified the selection by the Audit Committee of the Board of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014. The voting results were as follows:

				Percentage of Votes in
Votes For	Votes Against	Abstentions	Broker Non-Votes	Favor
122,464,248	4,094,514	163,026	—	96.6%

     The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement. The voting results were as follows:

				Percentage of Votes in
Votes For	Votes Against	Abstentions	Broker Non-Votes	Favor
115,023,862	347,461	129,591	11,220,874	90.8%

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Letter Agreement, dated May 22, 2014, by and between Joseph Nachman and the Company.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2014	YELP INC.

	By:	/s/ Laurence Wilson
Laurence Wilson
Senior Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Letter Agreement, dated May 22, 2014, by and between Joseph Nachman and the Company.